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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                STATE OF INCORPORATION
SUBSIDIARY                                          OR ORGANIZATION
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
PST Services, Inc.*                                    Georgia
Per-Se Transaction Services, Inc.*                     Ohio
Patient Account Management Services, Inc.*             Ohio
PST Products, LLC*                                     California
Knowledgeable Healthcare Solutions, Inc.*              Alabama

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*     Each of these subsidiaries also does business under the name "Per-Se
      Technologies."